Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of February 12, 2025, between Edesa Biotech, Inc., a British Columbia corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an exemption from the registration requirements of Section 5 of the Securities Act (as defined herein) contained in Section 4(a)(2) thereof and/or Regulation D thereunder, and pursuant to available exemptions from Canadian prospectus requirements under NI 45-106 (as defined herein) the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1            Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” shall have the meaning ascribed to such term in the preamble.

“Amendment to the Articles” means a Notice of Alteration to the Company’s Notice of Articles amending its Articles to reflect the terms of the Preferred Shares in the form of Exhibit A attached hereto.

“Anti-Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(nn).

“Applicable Securities Laws” means all applicable securities laws in each of the jurisdictions in which a Purchaser resides, the respective regulations made thereunder, together with applicable published fee schedules, prescribed forms, policy statements, multilateral and national instruments, orders, blanket rulings, notices and other regulatory instruments of the securities regulators of such jurisdictions.

“Articles” means the articles of the Company, as amended from time to time.

“Balance Sheet Date” shall have the meaning ascribed to such term in Section 3.1(h).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a statutory holiday or any other day on which banking institutions in Toronto, Ontario, Canada are authorized or required by law or other governmental action to close.

“Canadian Commissions” shall have the meaning ascribed to such term in Section 4.9.

“Canadian Securities Laws” means all Applicable Securities Laws in Canada.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived.

“Commission” means the United States Securities and Exchange Commission.

“Common Share Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares.

“Common Shares” means the common shares of the Company, with no par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Company” shall have the meaning ascribed to such term in the preamble.

“Company’s Auditors” means MNP LLP.

“Company Disclosure Letter” shall have the meaning ascribed to such term in Section 3.1.

“Conversion Shares” means the Common Shares issuable upon conversion of the Preferred Shares.

“Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof (or such earlier time as may be determined by the Company), and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof (or such earlier time as may be determined by the Company).

“Disqualification Event” shall have the meaning ascribed to such term in Section 3.1(cc).

“Effective Date” means the earliest of the date that (a) the initial Registration Statement has been declared effective by the Commission, (b) all of the Shares and Conversion Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, (c) following the one year anniversary of the Closing Date provided that a holder of Shares or Conversion Shares is not an Affiliate of the Company, or (d) all of the Shares and Conversion Shares may be sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act without volume or manner-of-sale restrictions.

“Environmental Law” shall have the meaning ascribed to such term in Section 3.1(m).

“ERISA” shall have the meaning ascribed to such term in Section 3.1(k)(ii).

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(s).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(j).

“Governmental Authority” shall have the meaning ascribed to such term in Section 3.1(d).

“Hazardous Material” shall have the meaning ascribed to such term in Section 3.1(m).

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(aa).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(p).

“Investor Rights Agreement” means the Investor Rights Agreement, dated on or about the date hereof, among the Company and the Purchasers, in the form of Exhibit B attached hereto.

“Issuer Covered Person” shall have the meaning ascribed to such term in Section 3.1(cc).

“Lead Investor” means a Purchaser or affiliated group of Purchasers expected to purchase Securities with an aggregate initial purchase price of approximately US$7,000,000.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1 (d)

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(n).

“NI 45-102” means National Instrument 45-102 Resale of Securities.

“NI 45-106” shall have the meaning ascribed to such term in Section 3.2(e).

“NI 51-102” means National Instrument 51-102 – Continuous Disclosure

Obligations.

“NI 52-110” means National Instrument 52-110 – Audit Committees.

“OFAC” shall have the meaning ascribed to such term in Section 3.1(mm).

“Patriot Act” shall have the meaning ascribed to such term in Section 3.2(m).

“PCMLTFA” shall have the meaning ascribed to such term in Section 3.2(m).

“Per Preferred Share Purchase Price” equals US$10,000.

“Per Share Purchase Price” equals US$1.92, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Shares that occur after the date of this Agreement and prior to the Closing Date.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint share company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Shares” means the Series B-1 Convertible Preferred Shares of the Company with no par value per Preferred Share and a stated value of US$10,000 per Preferred Share convertible into Common Shares at a conversion price of US$1.92.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser” or “Purchasers” shall have the meaning ascribed to such terms in the preamble.

“Purchaser Information” shall have the meaning ascribed to such term in Section 4.9.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.4.

“Registration Statement” means a registration statement meeting the requirements set forth in the Investor Rights Agreement and covering the resale by the Purchasers of the Shares and the Conversion Shares.

“Reporting Period” shall have the meaning ascribed to such term in Section 4.3(b).

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Sanctions Law” shall have the meaning ascribed to such term in Section 3.1(mm).

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means, collectively or individually, as applicable, any or all of the Shares, Preferred Shares and Conversion Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“SEDAR+” means the computer system for the transmission, receipt, acceptance, review and dissemination of documents filed in electronic format known as the System for Electronic Data Analysis and Retrieval + which is available online at www.sedarplus.ca.

“Shares” means the Common Shares issued or issuable to each Purchaser pursuant to this Agreement.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing Common Shares).

“Standard Settlement Period” shall have the meaning ascribed to such term in Section 4.1(d).

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Shares and Preferred Shares purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company as set forth in the SEC Reports, and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Amendment to the Articles and the Investor Rights Agreement.

“Transfer Agent” means Computershare Investor Services Inc., the current transfer agent of the Company, with a mailing address of 100 University Avenue, 8th Floor, Toronto, Ontario M5J 2Y1, and any successor transfer agent of the Company.

ARTICLE II.
PURCHASE AND SALE

2.1              Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, an aggregate of approximately US$15,000,000 of Shares and Preferred Shares. Each Purchaser shall deliver to the Company, via wire transfer, immediately available funds equal to such Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser. The Company shall deliver to each Purchaser its respective Share and Preferred Shares, as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of Lowenstein Sandler LLP, 1251 Avenue of the Americas, New York, NY 10020, on the Closing Date or at such other location(s) or remotely by facsimile transmission or other electronic means as the parties may mutually agree.

2.2              Deliveries.

(a)               On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)                 this Agreement duly executed by the Company;

(ii)              the Company shall have provided each Purchaser with the Company’s wire instructions;

(iii)            evidence of the issuance of a number of Shares equal to such Purchaser’s Subscription Amount divided by the Per Share Purchase Price, as held in DRS book-entry form by the Transfer Agent and registered in the name of such Purchaser, which evidence shall be reasonably satisfactory to such Purchaser;

(iv)             a notice of uncertificated issuance evidencing a number of Preferred Shares equal to such Purchaser’s Subscription Amount attributable to the Preferred Shares divided by the Per Preferred Share Purchase Price and evidence that the Amendment to the Articles are in effect;

(v)               a certificate, executed by the Secretary of the Company and dated as of the Closing Date, certifying (i) the resolutions consistent with Section 3.1(c) as adopted by the Board, (ii) the Company’s Articles, as amended by the Amendment to the Articles, and (iii) that the Company has performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date; and

(vi)             the Investor Rights Agreement duly executed by the Company.

(b)               On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)                 this Agreement duly executed by such Purchaser;

(ii)              to such Purchaser’s Subscription Amount by wire transfer to the account specified in writing by the Company;

(iii)            the Investor Rights Agreement duly executed by such Purchaser; and

(iv)             if required by the Company, satisfactory evidence of the Purchaser’s qualifications to purchase the Securities in reliance on an exemption from the Securities Act or the Canadian prospectus requirements in NI 45-106, as applicable.

2.3              Closing Conditions.

(a)                The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)                 the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Purchasers contained herein (unless such representation or warranty is as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date);

(ii)              all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed;

(iii)            the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement; and

(iv)             the delivery by the Lead Investor of the Investor Rights Agreement.

(b)               The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i)                 the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless such representation or warranty is as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date);

(ii)              all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)            the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)             the delivery by the Lead Investor to the Company of the Investor Rights Agreement

(v)               there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(vi)             the filing of the Amendment to the Articles with the British Columbia Registrar of Companies;

(vii)          the Company shall have obtained all Required Approvals required to be obtained on or prior to the Closing Date; and

(viii)        the Common Shares shall be designated for quotation or listed on the principal Trading Market, and from the date hereof to the Closing Date, trading in the Common Shares shall not have been suspended by the Commission or the Company’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1              Representations and Warranties of the Company. Except as set forth in the SEC Reports and in the confidential disclosure letter delivered by the Company to the Purchasers prior to the execution of this Agreement (the “Company Disclosure Letter”), the Company hereby makes the following representations and warranties to each Purchaser:

(a)                  Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Exhibit 21.1 to the Company’s Form 10-K for the fiscal year ended September 30, 2024. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)                Organization and Qualification. The Company and each of its Subsidiaries are duly organized, validly existing as a corporation or other entity and in good standing under the laws of their respective jurisdictions of organization. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, articles, notice of articles, bylaws or other organizational or charter documents. The Company and each of its Subsidiaries are duly licensed or qualified as a foreign corporation or other entity for transaction of business and in good standing under the laws of each other jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such license or qualification, and have all corporate or other organizational power and authority necessary to own or hold their respective properties and to conduct their respective businesses as described in the SEC Reports, and as currently carried on, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect or reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, properties, condition (financial or otherwise), prospects, shareholders’ equity or results of operations of the Company and the Subsidiaries taken as a whole, or prevent or materially interfere with consummation of the transactions contemplated hereby (a “Material Adverse Effect”).

(c)               Authorization; Enforcement. The Company has full legal right, power and authority to enter into the Transaction Documents and perform the transactions contemplated thereby. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection herewith or therewith other than in connection with the Required Approvals. The Transaction Documents have been (or will be upon execution) duly authorized, executed and delivered by the Company and are a legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles. The Amendment to the Articles shall be filed on or before the Closing Date with the British Columbia Registrar of Companies pursuant to Section 2.2 and, as of such filing, the Company’s articles, as so amended, shall be in full force and effect, enforceable against the Company in accordance with its terms.

(d)                No Conflicts. Neither the Company nor any of its Subsidiaries is (i) in violation of its certificate or articles of incorporation, articles, notice of articles, bylaws or other organizational or charter documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries are subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any Governmental Authority (as defined below), except, in the case of each of clauses (ii) and (iii) above, for any such violation or default that would not, individually or in the aggregate, have a Material Adverse Effect. To the Company’s knowledge, no other party under any material contract or other agreement to which it or any of its Subsidiaries is a party is in default in any respect thereunder where such default would have a Material Adverse Effect. “Governmental Authority” means (i) any federal, state, provincial, local, municipal, national or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private); (ii) any self-regulatory organization (including any stock exchange or quotation system); or (iii) any political subdivision of any of the foregoing.

(e)               Filings, Consents and Approvals. No consent, approval, authorization, order, registration or qualification of or with any Governmental Authority is required for the execution, delivery and performance by the Company of the Transaction Documents, the issuance and sale by the Company of the Securities, other than: (i) the filings required pursuant to Section 4.3 of this Agreement, (ii) filings with the Commission pursuant to the Investor Rights Agreement, (iii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Shares and Conversion Shares for trading thereon in the time and manner required thereby, (iv) the filing of Form D with the Commission, (v) such notices or consents required by the Securities Purchase Agreement, dated October 30, 2024, between the Company and purchaser party thereto and (vi) such filings as are required to be made under applicable state and Canadian Securities Laws (collectively, the “Required Approvals”).

(f)                Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Conversion Shares, when issued in accordance with the terms of the Preferred Shares, will be validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.

(g)               Capitalization. The capitalization of the Company as of the date hereof is as set forth in the SEC Reports. The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and nonassessable and are not subject to any preemptive rights, rights of first refusal or similar rights. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than (i) pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of Common Shares to employees pursuant to the Company’s employee stock purchase plans and (ii) pursuant to the conversion and/or exercise of Common Share Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. The description of the securities of the Company in the SEC Reports is complete and accurate in all material respects. Except as set forth in the SEC Reports, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities. Except as set forth in the SEC Reports, (i) no Person has the right, contractual or otherwise, to cause the Company to issue or sell to such Person any Common Shares or shares of any other capital stock or other securities of the Company, (ii) no Person has any preemptive rights, resale rights, rights of first refusal, rights of co-sale, or any other rights (whether pursuant to a “poison pill” provision or otherwise) to purchase any Common Shares or shares of any other capital stock or other securities of the Company, and (iii) no Person has the right, contractual or otherwise, to require the Company to register under the Securities Act, any Common Shares or shares of any other capital stock or other securities of the Company, or to include any such shares or other securities in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Securities as contemplated hereby or otherwise. There are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. Except as set forth in the SEC Reports, there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(h)                SEC Reports; Financial Statements; Compliance with Canadian Securities Laws; SEDAR and Reporting Company Status.

(i)                 The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has any liabilities of any nature (whether accrued, absolute, contingent or otherwise) that would be required under GAAP, as in effect on the date hereof, to be reflected on a consolidated balance sheet of the Company (including the notes thereto) except liabilities (i) reflected or reserved against in the balance sheet (or the notes thereto) of the Company and its Subsidiaries as of September 30, 2024 (the “Balance Sheet Date”) included in the SEC Reports, (ii) incurred after the Balance Sheet Date in the ordinary course of business, (iii) as expressly contemplated by the Transaction Documents or otherwise incurred in connection with the transactions contemplated hereby and thereby, or (iv) that have been discharged or paid prior to the date of this Agreement.

(ii)              The Company has been and is in compliance with its continuous and timely disclosure obligations under Canadian Securities Laws and all of the material contracts and agreements of the Company not made in the ordinary course of business, if required under Canadian Securities Laws, have been filed with the Canadian Commissions, except where such failure to comply would not be expected to have a Material Adverse Effect. No confidential material change report has been filed by the Corporation under Canadian Securities Laws that remains confidential at the date of this Agreement, and the Company has not completed a “significant acquisition” which would require the Company to file a business acquisition report under Canadian Securities Laws which has not yet been filed.

(iii)            All information which has been prepared or compiled by the Company relating to the Company and its Subsidiaries, and its business, properties and liabilities, and filed on SEDAR+, including all financial, marketing, sales, technical and operational information, is as of the date of such information, true and correct in all material respects, and no material fact or facts have been omitted therefrom which would make such information misleading. In addition, the Company has filed all material documents required to be filed by it under Canadian Securities Laws and is in compliance with any order or undertaking issued by any Canadian Commissions and the documents filed by the Company constituting the public record did not contain a misrepresentation at the time of their filing on SEDAR+.

(iv)             The Company is a “reporting issuer” in British Columbia and Alberta, is not currently in default of any requirement of Canadian Securities Laws of such jurisdictions, and is not included on a list of defaulting reporting issuers maintained by the Canadian Commissions in each of the provinces of Canada in which it is a “reporting issuer”.

(i)                 Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as set forth and otherwise disclosed in the SEC Reports filed prior to the date of this Agreement, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity compensation plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth in the SEC Reports, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy insolvency, reorganization, receivership, liquidation or winding up nor does the Company or any Subsidiary have any knowledge or reason to believe that any of its respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so.

(j)                 Litigation. Except as disclosed in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”). None of the Actions set forth in the SEC Reports, (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act. No securities commissions, including the Commission and Canadian Commissions, stock exchanges or comparable authorities have issued any order requiring trading in any of the Company’s securities to cease or preventing the distribution of the Securities in any jurisdiction nor instituted proceedings for that purpose and, to the knowledge of the Company, no such proceedings are pending or contemplated.

(k)               Labor Disputes and Matters; Employee Benefits.

(i)                 Neither the Company nor any of its Subsidiaries employs any person represented by a union or collective bargaining unit and to the knowledge of the Company there is no request to form a union or collective bargaining unit. No labor disturbance by or dispute with employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened which would reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all federal, state, local, provincial and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii)              The Company and each Subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company and each Subsidiary would have any material liability; the Company and each Subsidiary has not incurred and does not reasonably expect to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code; and each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and, to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

(l)                 Compliance. Neither the Company nor any Subsidiary: (i) is in default on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any Governmental Authority, including without limitation all foreign, provincial, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m)             Environmental Laws. Except as set forth in the SEC Reports, the Company and its Subsidiaries (i) are in compliance with all applicable federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(n)               Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, provincial, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o)               Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property described in the SEC Reports as being owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, provincial, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(p)               Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Except as set forth in Section 3.1(p) of the Company Disclosure Letter, none of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. (i) There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property Rights; (ii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property Rights; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates, or would, upon the commercialization of any product or service described in the SEC Reports as under development, infringe or violate, any patent, trademark, tradename, service name, copyright, trade secret or other proprietary rights of others, except in each case (i)-(iii), any such action, suit, proceeding or claim would not, individually or in the aggregate, have an a Material Adverse Effect. The Company has materially complied with the terms of each agreement pursuant to which Intellectual Property Rights have been licensed to the Company, and all such agreements are in full force and effect. To the Company’s knowledge, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property Rights or that challenges the validity, enforceability or scope of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)               Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(r)                Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, shareholder, member or partner, in each case in excess of US$120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(s)                Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to (i) ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act and Canadian Securities Laws, as applicable, is recorded, processed, summarized and reported, within the time periods specified in the Commission and the Canadian Commissions’ rules and forms, as applicable and (ii) ensure that the information required to be disclosed by the Company under the Exchange Act and Canadian Securities Laws, as applicable is accumulated and communicated to management, including its Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(t)                 Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(u)               Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act or prospectus under Canadian Securities Laws is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(v)               Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(w)             Listing and Maintenance Requirements. The Common Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as set forth in the SEC Reports, the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Shares are or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Shares are currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(x)               Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s articles or notice of articles (or similar charter documents) or the laws of its province of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(y)               Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(z)               No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such Securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(aa)            Indebtedness. The SEC Reports set forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of US$100,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of US$100,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(bb)            No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act and under Canadian Securities Laws.

(cc)            No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder.

(dd)           Other Covered Persons. The Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities.

(ee)            Notice of Disqualification Events. The Company will notify the Purchasers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, reasonably be expected to become a Disqualification Event relating to any Issuer Covered Person, in each case of which it is aware.

(ff)              Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Purchaser’s purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives, including, without limitation, any placement agent or investment bank retained by the Company in connection with the sale of the Securities.

(gg)           Dilutive Effect. The Company acknowledges that its obligation to issue Conversion Shares pursuant to the terms of the Amendment to the Articles in accordance with this Agreement and the Amendment to the Articles is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(hh)           Tax Status. The Company and each of its Subsidiaries (i) has timely and properly made or filed all U.S. federal, state and foreign tax returns, reports and declarations (including, without limitation, any information returns and any required schedules or attachments thereto) required to be filed by any jurisdiction to which it is subject and (ii) has timely paid all taxes and other governmental assessments and charges, except those being contested in good faith by appropriate proceedings and for which adequate reserves have been established, except where the failure to so file or pay would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has no knowledge of any unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction. Neither the Company nor its Subsidiaries is a party to any agreement, waiver or arrangement with any taxing authority which relates to any extension of time with respect to the filing of any tax returns, any payment of taxes or any assessment of taxes. There is no tax deficiency which has been asserted against the Company or its Subsidiaries and all material tax liabilities are adequately provided for in the financial statements of the Company in accordance with GAAP for all periods up to the date of the latest audited balance sheet; and there are no assessments or investigations in progress or, to the knowledge of the Company, pending or threatened against the Company or its Subsidiaries in respect of taxes.

(ii)              Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i)(1) of the Securities Act.

(jj)              Company’s Auditors. The Company’s Auditors are a participating audit firm within the meaning of Applicable Securities Laws and are independent pursuant to the Rules of Professional Conduct of the Institute of Chartered Accountants of Ontario, and there has never been a reportable event (within the meaning of NI 51-102) between the Company and the Company’s Auditors.

(kk)           Registrar and Transfer Agent. The Transfer Agent has been duly appointed as registrar and transfer agent for the Common Shares.

(ll)              Audit Committee. The responsibilities and composition of the Company’s audit committee comply with NI 52-110 (including any exemptions therefrom).

(mm)      Conflicts with Sanctions Laws. Neither the Company nor any of its Subsidiaries, nor to the Company’s knowledge, any director, officer, employee, agent or affiliate thereof is, or is directly or indirectly owned 50% or more by, a Person that is currently the subject or the target of any economic sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Departments of State or Commerce and including, without limitation, the designation as a “Specially Designated National”), or by the United Nations Security Council, the European Union, His Majesty’s Treasury, Global Affairs Canada, the Royal Canadian Mounted Police or any other applicable sanctions authority (collectively, “Sanctions Laws”); neither the Company, any of its Subsidiaries, nor, to the Company’s knowledge, any director, officer, employee, agent, or affiliate thereof, is organized or resident in a country or territory that is the subject or target of comprehensive country-wide Sanctions Laws prohibiting trade with the country or territory (as of the Closing Date, Crimea, Donetsk, Luhansk, Cuba, Iran, North Korea, Russia, Sudan and Syria); the Company maintains in effect and enforces policies and procedures designed to ensure compliance by the Company and its Subsidiaries with applicable Sanctions Laws; neither the Company nor any of its Subsidiaries will use the proceeds of the Securities or lend, contribute or otherwise make available such proceeds to finance or facilitate any activity in material violation of any applicable Sanctions Law.

(nn)           Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with all applicable U.S. and non-U.S. anti-money laundering laws, rules and regulations, including, but not limited to, the Currency and Foreign Transactions Reporting Act of 1970, as amended, the United States Bank Secrecy Act, as amended by the Patriot Act, and the United States Money Laundering Control Act of 1986 (18 U.S.C. §§1956 and 1957), and the implementing rules and regulations promulgated thereunder (collectively, the “Anti-Money Laundering Laws”), except where failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(oo)           Corruption of Foreign Officials. Neither the Company nor the Subsidiaries has, directly or indirectly, (i) made or authorized any contribution, payment or gift of funds or property of the Company or the Subsidiaries or other unlawful expense relating to political activity to any official, employee or agent of any Governmental Authority, or (ii) made any direct or indirect contribution from corporate funds to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift was, is, or would be prohibited under the Corruption of Foreign Public Officials Act (Canada) or the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations promulgated thereunder, or under any other legislation of any relevant jurisdiction, covering a similar subject matter applicable to the Company or the Subsidiaries and their respective operations, and the Company and the Subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with such legislation. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with such legislation and no suit, action or proceeding by or before any Governmental Authority or any arbitrator involving the Company or the Subsidiaries with respect to such legislation is in progress, or to the knowledge of the Company, pending or threatened. Neither the Company nor to the knowledge of the Company, any director, officer, employee, consultant, representative or agent of the Company, has (i) conducted or initiated any review, audit, or internal investigation that concluded the Company or any director, officer, employee, consultant, representative or agent of the Company violated such laws or committed any material wrongdoing, or (ii) made a voluntary, directed, or involuntary disclosure to any Governmental Authority responsible for enforcing anti-bribery or anti-corruption laws, in each case with respect to any alleged act or omission arising under or relating to non-compliance with any such laws, or received any notice, request, or citation from any Person alleging non-compliance with any such laws.

3.2              Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless made as of a specific date therein, in which case they shall be accurate as of such date):

(a)               Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)               Understandings or Arrangements. Such Purchaser is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or resell or regarding the distribution or resale of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal, state and Canadian Securities Laws). Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring such Securities as principal for his, her or its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell such Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c)               Residency. Such Purchaser is resident in the jurisdiction specified on such Purchaser’s respective signature page to this Agreement.

(d)               United States Purchaser Status. If the Purchaser is resident in the United States or otherwise subject to the securities laws of the United States, at the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it converts any Preferred Shares, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12), or (a)(13) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(e)               Canadian Purchaser Status. The Purchaser is either (i) not resident in any province or territory of Canada and made the decision to subscribe for the Securities outside of any province or territory of Canada, or, (ii) if a resident in a province or territory of Canada, at the time such Purchaser was offered the Securities, the Purchaser was, and as of the date hereof is, an “accredited investor” as defined in National Instrument 45-106 - Prospectus Exemptions (“NI 45-106”) as promulgated by the Canadian Securities Administrators, or is qualified to rely on another exemption from the prospectus requirements contained therein. If the Purchaser, or any person for whom it is contracting hereunder, is a corporation or a partnership, syndicate, trust, association, or any other form of unincorporated organization or organized group of persons, the Purchaser or such person was not created and is not being used solely to permit purchases of or to hold securities without a prospectus in reliance on an exemption from Canadian prospectus requirements (including but not limited to the “Minimum Investment Amount” exemption provided under section 2.10 of NI 45-106 or as an accredited investor as described in paragraph (m) of the definition of "accredited investor" in section 1.1 of NI 45-106) and it pre-existed the offering of Securities and has a bona fide purpose other than investment in the Securities.

(f)                Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(g)               No Registration. If resident outside of the United States or Canada, the Purchaser acknowledges that the subscription for and purchase of the Securities by the Purchaser does not contravene any of the applicable securities legislation in the jurisdiction in which the Purchaser resides and does not give rise to any obligation of the Company to prepare and file a registration statement or similar document or to register the Securities or to be registered with or to file any report or notice with any governmental or regulatory authority in such jurisdiction.

(h)               Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment; provided, however, that the foregoing shall not affect such Purchaser’s rights to rely on the Company’s representations and warranties contained herein.

(i)                 Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received notification of the offering hereunder from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

(j)                 No Governmental Review. Such Purchaser understands that no United States or Canadian federal, state or provincial agency or commission or any other governmental or state agency or commission has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(k)                General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Purchaser, any other general solicitation or general advertisement.

(l)                 Control Person and Associated Restrictions. Such Purchaser is not a “control person” of the Company (within the meaning of Applicable Securities Laws, and which generally includes a person holding or controlling (alone or jointly or in concert with other persons) more than 20% of the Common Shares), and the purchase of the Securities contemplated by this Agreement will not result in such Purchaser becoming a “control person”.

(m)             Subscription Funds Not Proceeds of Crime. None of the funds such Purchaser is using to purchase the Securities represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTFA”) or the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “Patriot Act”) and such Purchaser acknowledges that the Company may in the future be required by law to disclose such Purchaser’s (and if applicable, the Disclosed Principal’s) name and other information relating to this Agreement and such Purchaser’s (and if applicable, the Disclosed Principal’s) subscription hereunder, on a confidential basis, pursuant to the PCMLTFA or the Patriot Act. To the best of its knowledge: (i) none of the subscription funds to be provided by such Purchaser: (A) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States or any other jurisdiction; or (B) are being tendered on behalf of a person or entity who has not been identified to such Purchaser, and (ii) it shall promptly notify the Company if such Purchaser discovers that any of such representations ceases to be true, and to provide the Company with appropriate information in connection therewith.

(n)               No Brokers. There is no person acting or purporting to act in connection with the offering of the Securities who is entitled to any brokerage or finder’s fee and if any person establishes a claim that any fee or other compensation is payable in connection with this subscription for the Securities, such Purchaser covenants to indemnify and hold harmless the Company with respect thereto and with respect to all costs reasonably incurred in the defense thereof.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1              Transfer Restrictions.

(a)               The Securities may only be disposed of in compliance with Canadian Securities Laws and United States state and federal securities laws and the Purchaser will only sell, transfer or dispose of the Securities in accordance with all applicable laws. The Purchaser acknowledges that the Company shall have no obligation to register any such purported sale, transfer or disposition which violates applicable Canadian Securities Laws or United States securities laws or Applicable Securities Laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Investor Rights Agreement and shall have the rights and obligations of a Purchaser under this Agreement and the Investor Rights Agreement.

(b)               Each Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

“NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

(c)               For purposes of complying with Canadian Securities Laws and NI 45-102, the Purchaser also understands and acknowledges that the Securities, whether evidenced by physical certificates or ownership statements issued under a direct registration system or other electronic book entry system, will bear a legend substantially in the following form (and with the necessary information inserted) referring to such restrictions on resale and neither the Company nor any transfer agent of the Company will register any transfers of such Securities not made in compliance with such restrictions on resale, and the Purchaser further acknowledges that this section 4.1(c) will serve as notice of such legend in accordance with NI 45-102:

“Unless permitted under securities legislation, the holder of this security must not trade the security before [the date which is four months and one day after the Closing Date will be inserted].”

(d)               Other than legends required under applicable Canadian Securities Laws as described in Section 4.1(c) above, book entry statements evidencing the Shares and Conversion Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Shares or Conversion Shares pursuant to Rule 144, (iii) if such Shares or Conversion Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares and Conversion Shares and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by a Purchaser, respectively. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(d), it will, no later than the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by a Purchaser to the Company or the Transfer Agent of a request for the issuance of Shares or Conversion Shares without a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a book entry statement representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4. Certificates for Securities subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Shares as in effect on the date of delivery of a certificate representing Shares or Conversion Shares, as the case may be, issued with a restrictive legend.

(e)               Each Purchaser, severally and not jointly with the other Purchasers, agrees with the Company that such Purchaser will sell any Securities only (i) pursuant to an effective registration statement which is then available for sales of such Securities and in accordance with the plan of distribution contained therein and in accordance with any applicable prospectus delivery requirements, or an exemption from such delivery requirements, (ii) in compliance with the requirements of Rule 144, or (iii) pursuant to another exemption from registration as evidenced by an opinion of counsel selected by the Purchaser and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. Each Purchaser acknowledges that the removal of the restrictive legend from book entry statements or certificates, if any, representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this agreement and that counsel to the Company shall be entitled to rely on this agreement in providing the opinion specified in Section 4.1(e).

4.2              Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.3              Securities Laws Disclosure; Publicity.

(a)               The Company shall (a) by the Disclosure Time, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Purchasers or any of their Affiliates on the other hand, shall terminate. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (a) as required by federal securities law in connection with (i) any registration statement contemplated by the Investor Rights Agreement and (ii) the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b).

(b)               For so long as the Preferred Shares are outstanding (the “Reporting Period”), the Company shall use reasonable best efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period)  all reports required to be filed with the SEC pursuant to the Exchange Act and shall, during the Effectiveness Period (as defined in the Investor Rights Agreement) use commercially reasonable efforts to maintain its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would no longer require or otherwise permit such termination, subject to the proviso in the first sentence of Section 4.7.

4.4              Lead Investor. Each Purchaser acknowledges and understands the Lead Investor, as an inducement to purchase the Securities, will enter into the Investor Rights Agreement with the Company, which will provide the Lead Investor with rights and privileges not available to other Purchasers, and that the Lead Investor has interests which may not align with the interests of other Purchasers and the rights granted to the Lead Investor under the Investor Rights Agreement may impact the Purchaser’s investment in Securities, possibly adversely, in the future.

4.5              Indemnification. Subject to the provisions of this Section 4.4, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all actions, causes of action, suits, losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees, disbursements and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any shareholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is solely based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such shareholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct), or (c) in connection with any registration statement of the Company providing for the resale by the Purchasers of the Conversion Shares issued and issuable upon conversion of the Preferred Shares, the Company will indemnify each Purchaser Party, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses, as incurred, arising out of or relating to (i) any untrue or alleged untrue statement of a material fact contained in such registration statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Purchaser Party furnished in writing to the Company by such Purchaser Party expressly for use therein, or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder in connection therewith. For the avoidance of doubt, the indemnification set forth in this Section 4.5 is intended to apply, and shall apply, to direct claims asserted by any Purchaser against the Company as well as any third party claims asserted by an Indemnitee (other than a Purchaser) against the Company. If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (x) the employment thereof has been specifically authorized by the Company in writing, (y) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (z) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (1) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (2) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.4 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred; provided, that if any Purchaser Party is finally judicially determined not to be entitled to indemnification or payment under this Section 4.4, such Purchaser Party shall promptly reimburse the Company for any payments that are advanced under this sentence. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.6              Reservation of Common Shares. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of Common Shares for the purpose of enabling the Company to issue the Conversion Shares.

4.7              Listing of Common Shares. The Company hereby agrees to use reasonable best efforts to maintain its status as a “reporting issuer” (or the equivalent thereof) not in default of the requirements of Canadian Securities Laws and to maintain the listing or quotation of the Common Shares on the Trading Market on which it is currently listed and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market, provided that this covenant shall not prevent the Company from completing any transaction which would result in the Company ceasing to be a “reporting issuer” or de-listing the Common Shares from the Trading Market so long as the holders of Common Shares receive securities of an entity which is listed on a recognized stock exchange in North America or cash in return, or the holders of the Common Shares have approved the transaction in accordance with the requirements of applicable corporate laws and Applicable Securities Laws, and the rules of the Trading Market, as applicable. If required by the Trading Market, the Company shall apply to list or quote all of the Shares and Conversion Shares on such Trading Market and promptly secure the listing of all of the Shares and Conversion Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Shares traded on any other Trading Market, it will then include in such application all of the Shares and Conversion Shares, and will take such other action as is necessary to cause all of the Shares and Conversion Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing or quotation and trading of its Common Shares on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Shares for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.8              Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.3. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.3, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Company Disclosure Letter (other than as disclosed to its legal and other representatives). Notwithstanding the foregoing and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.3, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with Applicable Securities Laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.3 and (iii) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company, any of its Subsidiaries, or any of their respective officers, directors, employees, Affiliates or agent, after the issuance of the initial press release as described in Section 4.3. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.9             Form D; Blue Sky Filings. If required, the Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.10           Privacy. This Agreement requires the Purchaser to provide certain personal information to the Company. By accepting this Agreement, the Company agrees that it will not collect any information about Purchaser except that which is provided by Purchaser in this Agreement (collectively, the “Purchaser Information”). The Company also agrees that it will keep all Purchaser Information confidential, and will use and disclose the Purchaser Information only for the purposes described below, unless (a) the Company informs Purchaser of a proposed use or disclosure of the Purchaser Information and Purchaser consents; or (b) the use or disclosure is permitted by law to be made without the consent of Purchaser, or is required by law, or by the by-laws, rules, regulations or policies or any regulatory organization governing the Company. By signing this Agreement, Purchaser agrees that the Company may collect and use the Purchaser Information for the following purposes and consents to the following: (c) the Company delivering to the applicable securities regulatory authorities, including the British Columbia Securities Commission, (collectively, the “Canadian Commissions”) any personal information provided by Purchaser respecting itself including such Purchaser’s full name, residential address and telephone number, the amount of securities purchased, the purchase price, the exemption relied on by Purchaser and the date of distribution, such information being collected indirectly by the Canadian Commissions under the authority granted to in Applicable Securities Laws for the purposes of the administration and enforcement of Applicable Securities Laws in British Columbia, (d) to provide Purchaser with information; (e) completing the offering of Securities contemplated hereby, including without limitation, determining the Purchaser’s eligibility to purchase the Securities under applicable securities legislation, preparing and registering certificates (or other evidence of subscription and purchase) representing the Shares and Preferred Shares to be issued to the Purchaser, and to otherwise administer Purchaser’s investment in the Company in accordance with the terms of this Agreement; (f) for use and disclosure for income tax related purposes, including without limitation, where required by law, disclosure to Canada Revenue Agency; (g) for disclosure to a governmental or other authority to which the disclosure is required by court order or subpoena compelling such disclosure and where there is no reasonable alternative to such disclosure; (h) for disclosure to professional advisers of the Company in connection with the performance of their professional services; (i) for disclosure to any person where such disclosure is necessary for legitimate business reasons and is made with Purchaser’s prior written consent; (j) for disclosure to a court determining the rights of the parties under this Agreement; and (k) for use and disclosure as otherwise required or permitted by law. Purchaser acknowledges and consents to the Company retaining the personal information for as long as permitted or required by applicable law or business practices. Purchaser consents to the indirect collection of such information by the Canadian Commissions and acknowledges that it may contact the following public official in British Columbia with respect to questions about the British Columbia Securities Commission’s indirect collection of such information at the following address and telephone number: British Columbia Securities Commission: P.O. Box 10142, Pacific Centre 701 West Georgia Street Vancouver, British Columbia V7Y 1L2 Inquiries: (604) 899-6854 Toll free in Canada: 1-800-373-6393 Facsimile: (604) 899-6581 Email: inquiries@bcsc.bc.ca.

ARTICLE V.
MISCELLANEOUS

5.1              Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before the fifth (5th) Trading Day following the date hereof; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

5.2              Fees and Expenses. Other than with respect to an expense reimbursement in an amount not to exceed US$75,000 to the Lead Investor, each party shall pay the fees and expenses of its respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution and delivery of the Transaction Documents and the performance of the transactions contemplated thereby. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to Purchasers.

5.3              Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4              Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (Toronto, Ontario time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via email at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (Toronto, Ontario time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by Canadian nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5              Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers which purchased at least 50.1% in interest of the Shares and Conversion Shares based on the initial Subscription Amounts hereunder (or, prior to the Closing, the Company and each Purchaser) or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of at least 50.1% in interest of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser. Any amendment effected in accordance with this Section 5.5 shall be binding upon each Purchaser and holder of Securities and the Company.

5.6              Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7              Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8              No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.4.

5.9              Governing Law and Disputes. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.8, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.10          Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.11          Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method, such signature shall be deemed to have been duly and validly delivered and shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

5.12          Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13          Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.14          Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.15          Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.16          Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

5.17          Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.18          Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto. In addition, each and every reference to share prices and Common Shares in this Agreement shall be subject to adjustment for reverse and forward share splits, share dividends, share combinations and other similar transactions of the Common Shares that occur after the date of this Agreement.

5.19          WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Edesa Biotech, Inc.	Address for Notice:
By:__________________________________________ Name: Stephen Lemieux Title: Chief Financial Officer	100 Spy Court Markham, ON, L3R 5H6 Canada Attention: Chief Financial Officer Email: [**]
With copies to (which shall not constitute notice):	Fasken Martineau DuMoulin LLP 333 Bay Street, Suite 2400, Toronto, ON, M5H 2T6 Canada Attention: Wojtek Baraniak Email: wbaraniak@fasken.com
Lowenstein Sandler LLP 1251 Avenue of the Americas New York, NY, 10020, U.S.A. Attention: Steven Skolnick Email: skolnick@lowenstein.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO EDSA SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ____________________________________________________________

Signature of Authorized Signatory of Purchaser: _____________________________________

Name of Authorized Signatory: ___________________________________________________

Title of Authorized Signatory: ____________________________________________________

Email Address of Authorized Signatory: ____________________________________________

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount: US$_____________

Common Shares: ____________

Preferred Shares: ____________ Beneficial Ownership Blocker ☐ 4.99% or ☐ 9.99%

EIN Number: _______________________

[SIGNATURE PAGES CONTINUE]